Exhibit B

                    CONSENT TO INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-19071 pertaining to the Cheyenne Software, Inc. 1987 Non-Qualified Stock Option plan and the Cheyenne Software, Inc. 1992 Stock Option plan for Outside Directors; Form S-8 No. 33-53915 pertaining to the Computer Associates International, Inc. 1993 Non-Employee Director Stock Option Plan; Form S-8 Nos. 33-64377 and 33-53572 pertaining to the Computer Associates International, Inc. 1991 Stock Incentive Plan; Form S-4 No. 33-30347, and Form S-8 Nos. 33-34607, 33-18322, 2-92355, 2-87495 and 2-79751 pertaining to the 1981 Incentive
Stock Option Plan, Non Statutory Stock Option Plan and Affiliated Plans; and Form S-8 No. 33-20797 pertaining to the Computer Associates Savings Harvest Plan) of Computer Associates International, Inc. and related prospectuses of our report dated May 23, 1997 with respect to the consolidated financial statements and the schedule of Computer Associates International, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1997.



								ERNST & YOUNG LLP




New York, New York
May 23, 1997